EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:	Kipp A. Bedard	Daniel Francisco
	Investor Relations	Media Relations
	kbedard@micron.com	dfrancisco@micron.com
	(208) 368-4465	(208) 368-5584

MICRON TECHNOLOGY CEO MARK DURCAN TO PRESENT DEC. 3
AT CREDIT SUISSE 18TH ANNUAL TECHNOLOGY CONFERENCE

BOISE, Idaho, Dec. 2, 2014 – Micron Technology, Inc. (NASDAQ: MU) CEO Mark Durcan will present Wednesday, Dec. 3, at the 18th annual Credit Suisse Technology Conference.

Durcan will speak on the company’s areas of focus including technology and manufacturing strategy updates in his presentation that will begin at noon MT. The presentation can be accessed live via webcast from Micron’s Investor Relations website at http://www.micron.com/investors/conference.

Micron Technology, Inc., is a global leader in advanced semiconductor systems. Micron’s broad portfolio of high-performance memory technologies—including DRAM, NAND and NOR Flash—is the basis for solid state drives, modules, multichip packages and other system solutions. Backed by more than 35 years of technology leadership, Micron’s memory solutions enable the world’s most innovative computing, consumer, enterprise storage, networking, mobile, embedded and automotive applications. Micron's common stock is traded on the NASDAQ under the MU symbol. To learn more about Micron Technology, Inc., visit www.micron.com.
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